EXHIBIT 99.1

NEWS RELEASE	NEWS RELEASE	NEWS RELEASE	NEWS RELEASE
FOR IMMEDIATE RELEASE
Media Contacts:
Marina H. Norville, Marina.H.Norville@aexp.com, +1.212.640.2832
Andrew R. Johnson, Andrew.R.Johnson@aexp.com, +1.212.640.8610

Investors/Analysts Contacts:
Vivian Y. Zhou, Vivian.Y.Zhou@aexp.com, +1.212.640.5574
Melanie L. Michel, Melanie.L.Michel@aexp.com, +1.212.640.5574

AMERICAN EXPRESS REPORTS FOURTH-QUARTER REVENUE OF $9.4 BILLION AND
EARNINGS PER SHARE OF $1.76

COMPANY REPORTS FULL YEAR REVENUE OF $36.1 BILLION
AND EARNINGS PER SHARE OF $3.77

(Millions, except percentages and per share amounts)

	Quarters Ended December 31,		Percentage Inc/(Dec)	Quarters Ended September 30,		Percentage Inc/(Dec)	Year Ended December 31, 2020
	2020	2019		2020	2019
Total Revenues Net of Interest Expense	$9,351	$11,365	(18)	$8,751	$10,989	(20)	$36,087
Total Provisions for Credit Losses	$(111)	$1,024	#	$665	$879	(24)	$4,730
Net Income	$1,438	$1,693	(15)	$1,073	$1,755	(39)	$3,135
Diluted Earnings Per Common Share [1]	$1.76	$2.03	(13)	$1.30	$2.08	(38)	$3.77
Average Diluted Common Shares Outstanding	806	816	(1)	805	827	(3)	806
# - Denotes a variance of 100 percent or more.

New York – January 26, 2021 - American Express Company (NYSE: AXP) today reported fourth-quarter net income of $1.4 billion, or $1.76 per share, compared with net income of $1.7 billion, or $2.03 per share, a year ago.
“While we are still seeing impacts of the COVID-19 pandemic on our business, trends continued to steadily improve in the fourth quarter,” said Stephen J. Squeri, Chairman and Chief Executive Officer. “Card Member spending has continued to recover, and non-travel and entertainment spend exceeded pre-COVID levels for the second consecutive quarter. We continued to expand our merchant network, as we sustained virtual parity coverage in the United States and added more than 3.7 million merchants internationally in 2020. Our disciplined approach to risk management enabled us to maintain our best-in-class credit performance, with fourth-quarter delinquencies and write-off rates at some of the lowest levels we’ve seen in a few years.
“Our progress in managing through the pandemic over the last year confirms the strength of our differentiated business model, which includes a loyal and diverse customer base, a valued brand, our global merchant network, and our integrated payments network. All of this, supported by our resilient colleagues around the world, provides us with a solid foundation as we move into 2021, which we see as a transition year. We will still be managing through the effects of the pandemic, but with an increased focus on maximizing investments in areas that will enable us to rebuild growth momentum. These investments include continuing to enhance value propositions and refreshing premium products in our card businesses; scaling cash flow and supplier payment solutions in our commercial business; continuing to increase merchant coverage globally; and investing heavily in new and expanded digital capabilities across our businesses.
“Today, my confidence in our growth potential over the medium and long term is strong. While we remain cautious about the pace of recovery, we are focused on achieving our aspiration of being back to the original EPS expectations we had for 2020 in 2022, and for the company to be positioned to execute on its financial growth algorithm.”
Fourth-quarter consolidated total revenues net of interest expense were $9.4 billion, down 18 percent from $11.4 billion a year ago. The quarter primarily reflected declines in Card Member spending and the average discount rate compared to the prior year.
Consolidated provisions for credit losses drove a $111 million benefit this quarter, primarily reflecting a reserve release2 of $674 million due to an improving macroeconomic outlook during the quarter and strong credit performance, as well as lower net write-offs.
Consolidated expenses were $7.6 billion, down 9 percent from $8.4 billion a year ago. The decrease primarily reflected lower customer engagement costs due to the decline in Card Member spending and lower usage of travel-related Card Member benefits, partially offset by investments to rebuild growth momentum.
The consolidated effective tax rate was 22.6 percent, up from 14.8 percent a year ago. The increase primarily reflected certain discrete tax benefits in the prior year.
For the full year, the company reported net income of $3.1 billion, or $3.77 per share, compared with net income of $6.8 billion, or $7.99 per share, a year ago.
Revenues net of interest expense for the full year were $36.1 billion, down 17 percent from $43.6 billion a year ago.
Consolidated provisions for credit losses for the full year were $4.7 billion, up 32 percent from $3.6 billion a year ago.
Consolidated expenses for the full year were $27.1 billion, down 14 percent from $31.6 billion a year ago.
Global Consumer Services Group reported fourth-quarter net income of $1.1 billion, compared with $981 million a year ago.
Total revenues net of interest expense were $5.5 billion, down 14 percent from $6.4 billion a year ago. The decrease primarily reflected declines in Card Member spending and net interest income compared to the prior year.
Provisions for credit losses totaled $40 million, compared to $780 million a year ago. The decrease primarily reflected a portion of the previously mentioned reserve release and lower net write-offs.
Total expenses were $4.0 billion, down 10 percent from $4.5 billion a year ago. The decrease primarily reflected lower customer engagement costs due to a decline in Card Member spending and lower usage of travel-related Card Member benefits, partially offset by investments to rebuild growth momentum.
Global Commercial Services reported fourth-quarter net income of $538 million, compared with $550 million a year ago.

Total revenues net of interest expense were $2.7 billion, down 20 percent from $3.4 billion a year ago, primarily reflecting a decline in Card Member spending.
Provisions for credit losses drove a $164 million benefit, primarily reflecting a portion of the previously mentioned reserve release and lower net write-offs.
Total expenses were $2.2 billion, down 13 percent from $2.6 billion a year ago. The decrease primarily reflected lower client incentives and other customer engagement costs due to a decline in Card Member spending, partially offset by investments to rebuild growth momentum.
Global Merchant and Network Services reported fourth-quarter net income of $208 million, compared with $474 million a year ago.
Total revenues net of interest expense were $1.2 billion, down 21 percent from $1.6 billion a year ago. The decrease reflected declines in Card Member spending and the average discount rate compared to the prior year.
Total expenses were $947 million, down 5 percent from $998 million a year ago, driven by lower network partner payments due to a decline in Card Member spending.
Corporate and Other reported a fourth-quarter net loss of $426 million, compared with a net loss of $312 million a year ago.
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1	Diluted earnings per common share (EPS) was reduced by the impact of (i) earnings allocated to participating share awards and other items of $9 million and $12 million for the three months ended December 31, 2020 and 2019, respectively, $7 million and $11 million for the three months ended September 30, 2020 and 2019, respectively, and $20 million for the year ended December 31, 2020, and (ii) dividends on preferred shares of $14 million and $20 million for the three months ended December 31, 2020 and 2019, respectively, $16 million and $21 million for the three months ended September 30, 2020 and 2019, respectively and $79 million for the year ended December 31, 2020.
2	Reserve release represents the portion of the provisions for credit losses for the period related to increasing or decreasing reserves for credit losses as a result of, among other things, changes in volumes, macroeconomic outlook, portfolio composition and credit quality of portfolios. Reserve release represents the amount by which net write-offs exceed the provisions for credit losses.
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About American Express
American Express is a globally integrated payments company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, instagram.com/americanexpress, linkedin.com/company/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.
Key links to products, services and corporate responsibility information: charge and credit cards, business credit cards, travel services, gift cards, prepaid cards, merchant services, Accertify, InAuth, corporate card, business travel, and corporate responsibility.
Source: American Express Company
Location: Global
This earnings release should be read in conjunction with the company’s statistical tables for the fourth quarter 2020, available on the American Express Investor Relations website at http://ir.americanexpress.com and in a Form 8-K furnished today with the Securities and Exchange Commission.
An investor conference call will be held at 8:30 a.m. (ET) today to discuss fourth-quarter and full-year results. Live audio and presentation slides for the investor conference call will be available to the general public on the above-mentioned

American Express Investor Relations website. A replay of the conference call will be available later today at the same website address.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address American Express Company’s current expectations regarding business and financial performance, among other matters, contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:

•the company’s ability to achieve in 2022 its aspiration of being back to the original earnings per common share (EPS) expectations it had for 2020 and for the company to be positioned to execute on its financial growth algorithm, which will depend in part on a recovery in consumer travel and therefore on how soon lockdowns ease, travel restrictions lift and the general public begins to feel comfortable traveling again; discount revenue recovering broadly in-line with billed business; credit performance and reserve levels; identifying attractive investment opportunities that help rebuild growth momentum, product innovation and the pace at which the company winds down its value injection efforts; the company’s ability to control operating expenses and generate operating expense leverage; the effective tax rate remaining consistent with current expectations; and the company’s ability to resume its share repurchase program; any of which could be impacted by, among other things, the factors identified in the subsequent paragraphs;

•the company’s billed business, revenue and EPS growth for 2021 and beyond, which could be impacted by, among other things, uncertainty regarding the continued spread of COVID-19 (including new variants) and severity of the pandemic and the availability and widespread use of effective treatments and vaccines; a further deterioration in global economic and business conditions; consumer and business spending not growing in line with expectations, including T&E spending not rebounding to 2019 levels by the end of 2021; an inability or unwillingness of Card Members to pay amounts owed to the company; insufficient governmental stimulus and relief programs to address the ongoing impact of the pandemic; prolonged measures to contain the spread of COVID-19 (including travel restrictions) or premature easing of such containment measures, both of which could further exacerbate the effects on business activity and the company’s Card Members, partners and merchants; health concerns associated with the pandemic continuing to affect consumer behavior, spending levels and preferences, and travel patterns and demand even after government restrictions are lifted and economies reopen; an inability of the company to effectively manage risk in an uncertain environment; market volatility, changes in capital and credit market conditions and the availability and cost of capital; issues impacting brand perceptions and the company’s reputation; the amount and efficacy of investments in share, scale and relevance; an inability of business partners to meet their obligations to the company and the company’s customers due to slowdowns or disruptions in their businesses, bankruptcy or liquidation, or otherwise; the impact of any future contingencies, including, but not limited to, restructurings, impairments, changes in reserves, legal costs, the imposition of fines or civil money penalties and increases in Card Member reimbursements; and the impact of regulation and litigation, which could affect the profitability of the company’s business activities, limit the company’s ability to pursue business opportunities, require changes to business practices or alter the company’s relationships with partners, merchants and Card Members;

•future credit performance and the amount and timing of future credit reserve builds and releases, which will depend in part on changes in consumer behavior that affect loan and receivable balances (such as paydown and revolve rates) and delinquency and write-off rates; macroeconomic factors such as unemployment rates, GDP and the volume of bankruptcies; the impact of the Current Expected Credit Loss (CECL) methodology; collections capabilities and recoveries of previously written-off loans and receivables; the enrollment in, and effectiveness of, hardship programs and troubled debt restructurings; the availability of government stimulus programs for borrowers; and governmental actions that provide forms of relief with respect to certain loans and fees, such as limiting debt collections efforts and encouraging or requiring extensions, modifications or forbearance;

•net interest income and the growth rate of loans outstanding being higher or lower than current expectations, which will depend on the behavior of Card Members and their actual spending and borrowing patterns; the company’s ability to effectively manage risk and enhance Card Member value propositions; changes in interest rates and the company’s cost of funds; credit actions, including line size and other adjustments to credit availability; and the effectiveness of the company’s strategies to capture a greater share of existing Card Members’ spending and borrowings, reduce Card Member attrition and attract new customers;

•the actual amount to be spent on marketing in 2021 and beyond, which will be based in part on continued changes in macroeconomic conditions and business performance; management’s identification and assessment of attractive investment opportunities and the receptivity of Card Members and prospective customers to advertising and customer acquisition initiatives; the pace at which the company winds down its value injections efforts; the company’s ability to balance expense control and investments in the business; and management’s ability to realize efficiencies and optimize investment spending;

•the actual amount to be spent on Card Member rewards and services and business development, and the relationship of these variable customer engagement costs to revenues, which could be impacted by continued changes in macroeconomic conditions and Card Member behavior as it relates to their spending patterns (including the level of spend in bonus categories) and the redemption of rewards and offers (including travel redemptions); the costs related to reward point redemptions; Card Members’ interest in the value propositions offered by the company; further enhancements to product benefits to make them attractive to Card Members, potentially in a manner that is not cost effective; and new and renegotiated contractual obligations with business partners;

•the ability of the company to control its operating expenses and the actual amount the company spends on operating expenses in 2021 and beyond, which could be impacted by, among other things, management’s decision to increase or decrease spending in such areas as technology, business and product development, sales force, premium servicing and digital capabilities depending on overall business performance; the company’s ability to innovate efficient channels of customer interactions, such as chat supported by artificial intelligence; restructuring activity; fraud costs; information security or compliance expenses or consulting, legal and other professional services fees, including as a result of litigation or internal and regulatory reviews; the level of M&A activity and related expenses; the payment of civil money penalties, disgorgement, restitution, non-income tax assessments and litigation-related settlements; impairments of goodwill or other assets; the impact of changes in foreign currency exchange rates on costs; and higher-than-expected inflation;

•net card fees not growing consistent with current expectations, which could be impacted by, among other things, the further deterioration in macroeconomic conditions impacting the ability and desire of Card Members to pay card fees; higher Card Member attrition rates; Card Members continuing to be attracted to the company’s premium card products and the pace of Card Member acquisition activity; and the company’s inability to address competitive pressures and implement its strategies and business initiatives, including introducing new and enhanced benefits and services that are designed for the current environment;

•a further decline of the average discount rate, including as a result of further changes in the mix of spending by location and industry (including the pace of recovery in T&E spending), merchant negotiations (including merchant incentives, concessions and volume-related pricing discounts), competition, pricing regulation (including regulation of competitors’ interchange rates) and other factors;

•the company’s 2021 tax rate not remaining consistent with current expectations, which could be impacted by, among other things, the company’s geographic mix of income, further changes in tax laws and regulation, unfavorable tax audits and other unanticipated tax items;

•changes in the substantial and increasing worldwide competition in the payments industry, including competitive pressure that may materially impact the prices charged to merchants that accept American Express cards, competition for new and existing cobrand relationships, competition from new and non-traditional competitors and the success of marketing, promotion and rewards programs;

•changes affecting the company’s plans regarding the return of capital to shareholders, including resuming its share repurchases in the first quarter of 2021, which will depend on factors such as capital levels and regulatory capital ratios; changes in the stress testing and capital planning process and approval of the company’s capital plans by the Federal Reserve; the company’s results of operations and financial condition; the company’s credit ratings and rating agency considerations; and the economic environment and market conditions in any given period;

•the company’s ability to increase Card Member acquisition activities, provide additional value to Card Members and refresh its premium products, which will be impacted in part by competition, brand perceptions and reputation, and the ability of the company to develop and market value propositions that appeal to Card Members and new customers and offer attractive services and rewards programs, which will depend in part on ongoing investments in Card Member acquisition efforts, addressing changing customer behaviors, new product innovation and development, and enrollment processes, including through digital channels, and infrastructure to support new products, services and benefits;

•the ability of the company to grow commercial payments, including through cash flow and supplier payment solutions, which will depend in part on competition, the willingness and ability of companies to use such solutions for procurement and other business expenditures, the ability of the company to offer attractive value propositions to potential customers, the company’s ability to enhance and expand its payment and lending solutions, and the company’s ability to integrate Kabbage and re-launch its suite of products;

•the ability of the company to innovate and strengthen its global network, which will depend in part on the ability of the company to update its systems and platforms, the amount the company invests in the network and its ability to make funds available for such investments, and technological developments, including capabilities that allow greater digital integration;

•the possibility that the company will not execute on its plans to expand merchant coverage and improve perceptions of coverage, which will depend in part on the success of the company, OptBlue merchant acquirers and GNS partners in signing merchants to accept American Express, which could be impacted by the value propositions offered by the company to merchants and merchant acquirers for card acceptance, as well as the awareness and willingness of Card Members to use American Express cards at merchants and whether Card Members experience welcome acceptance for American Express cards;

•the ability of the company to introduce new and expanded digital capabilities, which will depend on the company’s success in evolving its products and processes for the digital environment, developing new features in the Amex app and enhancing the company’s digital channels, building partnerships and executing programs with other companies, effectively utilizing artificial intelligence to address servicing and other customer needs, and supporting the use of the company’s products as a means of payment through online and mobile channels, all of which will be impacted by investment levels, new product innovation and development and infrastructure to support new products, services and benefits;

•a failure in or breach of the company’s operational or security systems, processes or infrastructure, or those of third parties, including as a result of cyberattacks, which could compromise the confidentiality, integrity, privacy and/or security of data, disrupt its operations, reduce the use and acceptance of American Express cards and lead to regulatory scrutiny, litigation, remediation and response costs, and reputational harm;

•legal and regulatory developments, which could affect the profitability of the company’s business activities; limit the company’s ability to pursue business opportunities; require changes to business practices or alter the company’s relationships with Card Members, partners, merchants and other third parties, including its ability to continue certain cobrand and agent relationships in the EU; exert further pressure on the average discount rate and GNS volumes; result in increased costs related to regulatory oversight, litigation-related settlements, judgments or expenses, restitution to Card Members or the imposition of fines or civil money penalties; materially affect capital or liquidity requirements, results of operations or ability to pay dividends; or result in harm to the American Express brand;

•changes in the financial condition and creditworthiness of the company’s business partners, such as bankruptcies, restructurings or consolidations, including of cobrand partners and merchants that represent a significant portion of the company’s business, such as the airline industry, or partners in GNS or financial institutions that the company relies on for routine funding and liquidity, which could materially affect the company’s financial condition or results of operations; and

•factors beyond the company’s control such as resurgences of COVID-19 cases, whether and when populations achieve herd immunity, severe weather conditions, natural and man-made disasters, power loss, disruptions in telecommunications, or terrorism, any of which could significantly affect demand for and spending on American Express cards, delinquency rates, loan and receivable balances and other aspects of the company’s business and results of operations or disrupt its global network systems and ability to process transactions.

A further description of these uncertainties and other risks can be found in American Express Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2020 and the company’s other reports filed with the Securities and Exchange Commission.